Exhibit 99.1

News Release
FIRST FINANCIAL
CORPORATION
ONE FIRST FINANCIAL PLAZA, TERRE HAUTE, INDIANA 47807 (812) 238-6000

For more information contact:
March 31, 2009	Norman L. Lowery at (812) 238-6487
FIRST FINANCIAL CORPORATION RECEIVES NASDAQ LETTER
TERRE HAUTE, INDIANA — First Financial Corporation (NASDAQ:THFF) today announced that on March 26, 2009, it received a letter from the NASDAQ Listing Qualifications Department (“NASDAQ”) informing it that solely as a result of a single real estate transaction with one of its “independent” directors, that director would no longer be considered an “independent” director as defined by the NASDAQ Marketplace Rules. Consequently, the composition of First Financial’s Board of Directors no longer complies with the NASDAQ Marketplace Rule 4350, which requires that a majority of the board of directors be comprised of independent directors as defined in the NASDAQ Marketplace Rule 4200. The Board of Directors of First Financial is now considered to be comprised of five “independent” directors and five directors that are not considered “independent” under the NASDAQ Marketplace Rule 4200. In the letter, NASDAQ requested that First Financial provide a specific plan and timetable to achieve compliance with the NASDAQ Marketplace Rules on or before April 10, 2009. First Financial is exploring its alternatives and will comply with this request.
First Financial Corporation is the holding company for First Financial Bank NA in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana.
FORWARD LOOKING STATEMENTS
This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at www.first-online.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.